UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2010

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Grubb & Ellis Apartment REIT, Inc. (the "Company") is in discussions with MR Holdings, LLC ("MR Holdings") and Mission Residential Management, LLC, each an unaffiliated third party to the Company, pursuant to which the parties are negotiating the terms of the proposed transactions described below. Completion of these transactions is subject to the negotiation, execution and delivery by the parties of definitive agreements, receipt of all required consents and approvals, including lender consents, other third party consents, approval by the investors in certain of the properties and approval of the transactions by the Company’s board of directors, as well as the satisfaction of various other customary conditions. There is no assurance that the parties will enter into definitive agreements with respect to all or any of the proposed transactions or that all or any of the proposed transactions will be completed.

Following is a summary description of the proposed transactions that the Company is considering:

Acquisition of Up to 15 Multifamily Properties

The Company, through Grubb & Ellis Apartment REIT Holdings, L.P., its operating partnership (the "OP"), is negotiating the terms of purchase and sale contracts to acquire 15 multifamily properties that are managed by affiliates of MR Holdings for aggregate consideration valued at approximately $276.4 million, including assumed debt. Of these 15 properties:

• The OP proposes to acquire one property, which is owned by a limited partnership for which an affiliate of MR Holdings serves as general partner, in exchange for total consideration valued at $19.9 million, including approximately $5.8 million in cash and the satisfaction, with a new loan, of $14.1 million of mortgage indebtedness.

• The OP proposes to acquire eight properties that are owned by Delaware Statutory Trusts (each a "DST") for which an affiliate of MR Holdings serves as trustee in exchange for total consideration valued at $157.0 million, including approximately $32.5 million of limited partnership interests in the OP ("OP Units"), with each OP Unit valued at $9.00 per unit, and the assumption of approximately $124.6 million of in-place mortgage indebtedness encumbering the properties.

• The OP intends to seek the consent of the owners of tenant-in-common ("TIC") interests in six properties, four of which are currently managed by joint ventures between an affiliate of the Company and MR Holdings, to purchase these six properties for aggregate consideration valued at $99.5 million, including approximately $31.4 million of OP Units, with each OP Unit valued at $9.00 per unit, and the assumption of approximately $68.1 million of in-place mortgage indebtedness encumbering the properties.

Tax Protection Agreements

Each of the foregoing property acquisitions (other than the acquisition described in the first bullet point above) is intended to be treated for federal income tax purposes as a nontaxable contribution of the properties by the relevant DST and TIC investors to the OP in exchange for OP Units. In connection with the proposed transactions that are treated as contributions, the Company and the OP intend to offer to enter into tax protection agreements with the existing DST or TIC investors who are contributing their interests in exchange for OP Units at the closing of the acquisitions. These agreements are intended to protect the existing DST and TIC investors against receiving a special allocation of taxable gain upon a future disposition by the OP of the property.

The tax protection agreements will obligate the OP to use commercially reasonable efforts to dispose of the property in a transaction in which no gain is required to be recognized for federal income tax purposes (for example, a section 1031 exchange or a tax-free partnership merger or contribution), and will require the OP to indemnify the DST or TIC owners for whom gains are triggered under certain circumstances. This obligation will terminate on the seventh anniversary of the closing of the proposed transaction, but will earlier terminate with respect to an existing DST or TIC owner on the date on which such existing DST or TIC owner ceases to own, in the aggregate, 20% or more of the OP Units issued in respect of such DST or TIC owner’s interest in the property.

When there is a reduction in a partner’s share of partnership liabilities that exceeds the partner’s adjusted tax basis in the partnership, the partner will recognize taxable gain. The tax protection agreements also will require the OP to notify each existing DST or TIC investor if the OP intends to repay, retire, refinance or otherwise reduce (other than scheduled amortization or repayment) the amount of the liabilities with respect to a property in a manner that would cause such holder to recognize gain for federal income tax purposes. In addition, the tax protection agreements will require the OP to cooperate with such holder to arrange a special allocation of other OP liabilities to the holder in an amount sufficient to avoid causing such holder to recognize gain as a result of the reduction of the OP’s liabilities.

Acquisition of Mission Residential Property Management Business

The OP is negotiating the terms of an asset purchase agreement for a to be formed taxable subsidiary to acquire substantially all of the assets, including workforce in place and the assignment and assumption of the property management agreements with respect to all of the MR Holdings’ properties, of Mission Residential Management, LLC, an affiliate of MR Holdings, which is the property manager of 41 multifamily apartment properties containing approximately 12,000 units, including the properties that the Company intends to purchase, for aggregate consideration consisting of $5.5 million of cash plus the assumption of certain liabilities.

Upon the closing of the acquisition by the OP’s to be formed taxable subsidiary of Mission Residential Management’s property management business, the Company will also enter into certain ancillary agreements with affiliates of MR Holdings, including but not limited to:

• a transition services and consulting agreement with an affiliate of MR Holdings pursuant to which the Company will pay such affiliate up to $1.2 million for certain consulting and transition services rendered in connection with the proposed transactions; and

• an asset management agreement pursuant to which the Company will assume asset management and investor relations responsibilities for the MR Holdings properties that the Company has not acquired.

Forward-Looking Statements

The Company’s statements contained in this current report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words "expect," "project," "may," "will," "should," "could," "would," "intend," "plan," "propose," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could cause actual events in the future to differ from the forward-looking statements contained in this report relating to the proposed transactions described in the report include, but are not limited to:

• the inability of the Company, MR Holdings and Mission Residential Management to reach agreement as to the final terms and conditions of the proposed transactions, thereby preventing the parties from entering into definitive agreements with respect to the proposed transactions;

• material adverse changes in the business or assets of MR Holdings, Mission Residential Management or their properties;

• the discovery by the Company, as part of its continuing due diligence investigation of MR Holdings, Mission Residential Management and their properties and assets, of facts, circumstances or conditions that cause the Company to cease negotiations with MR Holdings or Mission Residential Management regarding the proposed transactions;

• material adverse changes in the business, assets or financial condition of the Company that prevent the Company from being able to close the proposed transactions;

• inability of the parties to obtain all consents and approvals that are required to complete the proposed transactions, including lender consents and in investor approvals; or

• legal or regulatory proceedings that prevent the parties from being to complete the proposed transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

August 20, 2010	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer